                                                                    EXHIBIT 10.1

================================================================================

                               SERVICES AGREEMENT

                                      AMONG

                                 WILLIAMS GP LLC

                          WILLIAMS ENERGY PARTNERS L.P.

                       WILLIAMS PETROLEUM SERVICES, L.L.C.

                                       AND

                        WILLIAMS ENERGY SERVICES, L.L.C.

================================================================================

                                TABLE OF CONTENTS

                                    ARTICLE I
                                   DEFINITIONS

1.01  Definitions........................................................     1
1.02  Construction.......................................................     3

                                ARTICLE II
                 RETENTION OF WILLIAMS; SCOPE OF SERVICES

2.01  Retention of Williams..............................................     3
2.02  Scope of Services..................................................     3
2.03  Exclusion of Services..............................................     3
2.04  Performance of Services by Affiliates..............................     4
2.05  Representations and Warranties of WES and WPS......................     4
2.06  Representations and Warranties of GP and WEG.......................     4
2.07  Intellectual Property..............................................     5

                                ARTICLE III
                       BOOKS, RECORDS AND REPORTING

3.01  Books and Records..................................................     5
3.02  Audits.............................................................     5
3.03  Reports............................................................     5

                                ARTICLE IV
                           REIMBURSEMENT AMOUNT

4.01  Reimbursement Amount...............................................     6
4.02  Payment of Reimbursement Amount....................................     6
4.03  Disputed Charges...................................................     6
4.04  Set Off............................................................     6

                                 ARTICLE V
                               FORCE MAJEURE

5.01  Force Majeure......................................................     6

                                ARTICLE VI
                       ASSIGNMENTS AND SUBCONTRACTS

6.01  Assignments........................................................     7
6.02  Williams's Employees...............................................     7
6.03  Other Requirements.................................................     7

                                ARTICLE VII
                            DISPUTE RESOLUTION

7.01  Disputes...........................................................     7
7.02  Negotiation to Resolve Disputes....................................     8

7.03  Selection of Arbitrator............................................     8
7.04  Conduct of Arbitration.............................................     8

                               ARTICLE VIII
                                TERMINATION

8.01  Termination by GP..................................................     9
8.02  Termination by Williams............................................    10
8.03  Effect of Termination..............................................    10

                                ARTICLE IX
                            GENERAL PROVISIONSW

9.01  Notices............................................................    10
9.02  Entire Agreement; Superseding Effect...............................    11
9.03  Effect of Waiver or Consent........................................    11
9.04  Amendment or Restatement...........................................    11
9.05  Restriction on Assignment; Binding Effect..........................    11
9.06  Governing Law; Severability........................................    11
9.07  Further Assurances.................................................    11
9.08  Directly or Indirectly.............................................    12
9.09  Counterparts.......................................................    12

                               SERVICES AGREEMENT

      This Services Agreement (this "Agreement") is entered into as of the [   ]
day of [   ], 2002 (the "Effective Date"), among Williams Energy Partners L.P., a Delaware limited partnership ("WEG"), Williams GP LLC, a Delaware limited liability company ("GP"), Williams Petroleum Services, L.L.C., a Delaware limited liability company ("WPS"), and Williams Energy Services, L.L.C., a Delaware limited liability company ("WES", and collectively with WEG, GP and WPS, the "Parties").

                                    RECITALS

      A. WEG is the owner of interests in certain pipelines and terminals (the "Assets," as hereinafter defined);

      B. GP, in its capacity as the general partner of WEG, desires to engage WES and WPS, Affiliates of GP, on its own behalf and for the benefit of WEG, to provide the services necessary to operate the Assets in accordance with the direction of GP; and

      C. WPS and WES (collectively, "Williams") are willing to undertake such engagement, subject to the terms and conditions of this Agreement;

      NOW, THEREFORE, WEG, GP, for itself and in its capacity as the general partner of WEG, and WILLIAMS agree as follows:

                                   ARTICLE I
                                   DEFINITIONS

      1.01 DEFINITIONS. As used in this Agreement, the following terms have the respective meanings set forth below or set forth in the Sections referred to below:

      "AFFILIATE" shall mean with respect to any Person, any other Person that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person. For purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, through the ownership of voting securities, by contract or otherwise.

      "AGREEMENT" is defined in the introductory paragraph.

      "ASSETS" shall mean the assets of Williams Energy Partners L.P., Williams OLP, L.P. and Williams Pipe Line Company, LLC and any Person controlled by any of them.

      "ARBITRATION NOTICE" is defined in Section 7.02 (c).

      "ARBITRATOR" is defined in Section 7.03(a).

      "BANKRUPT" with respect to any Person shall mean such Person shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against such Person seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), shall remain undismissed or unstayed for a period of 30 days; or such Person shall take any action to authorize any of the actions set forth above.

      "CHANGE OF CONTROL" is defined in the Omnibus Agreement.

      "WILLIAMS" is defined in the recitals hereof.

      "DEFAULT RATE" shall mean an interest rate (which shall in no event be higher than the rate permitted by applicable law) equal to 300 basis points over LIBOR.

      "DISPUTE" is defined in Section 7.01(a).

      "EFFECTIVE DATE" is defined in the introductory paragraph.

      "FORCE MAJEURE" shall mean any cause beyond the reasonable control of a Party, including the following causes (unless they are within such Party's reasonable control): including, without limitation, acts of God, strikes, lockouts, acts of the public enemy, wars or warlike action (whether actual or impending), arrests and other restraints of government (civil or military), blockades, embargoes, insurrections, riots, epidemics, landslides, lightning, earthquakes, fires, sabotage, tornadoes, named tropical storms and hurricanes, and floods, civil disturbances, terrorism, mechanical breakdown of machinery or equipment, explosions, confiscation or seizure by any government or other public authority, any order of any court of competent jurisdiction, regulatory agency or governmental body having jurisdiction.

      "GENERAL PARTNER INTEREST" shall have the meaning set forth in Article I of the Partnership Agreement.

      "GP" is defined in the introductory paragraph.

      "OMNIBUS AGREEMENT" shall mean that Omnibus Agreement dated as of February 9, 2001 among WEG, GP, WES, The Williams Companies, Inc., Williams Natural Gas Liquids, Inc., Williams Pipe Line Company, LLC, Williams Information Services Corporation, and Williams OLP, L.P., as amended from time to time.

      "PARTICIPANTS" is defined in Section 7.01.

      "PARTIES" is defined in the introductory paragraph.

      "PARTNERSHIP AGREEMENT" shall mean that Amended and Restated Agreement of Limited Partnership of Williams Energy Partners L.P. dated as of February 9, 2001, as amended from time to time.

      "PERSON" means an individual, corporation, partnership, joint venture, trust, limited liability company, unincorporated organization or other entity.

      "REIMBURSEMENT AMOUNT" is defined in Section 4.01.

      "SERVICES" is defined in Section 2.02.

      "SETTLEMENT DATE" shall mean the 20th day of each calendar month for the preceding month. In the event the 20th day falls on a Saturday or a bank holiday other than a Monday, the "Settlement Date" shall be the immediately preceding bank day. In the event the 20th day falls on a Sunday or Monday bank holiday, the "Settlement Date" shall be the following bank day.

      "WEG" is defined in the introductory paragraph.

      "WES" is defined in the introductory paragraph.

      "WILLIAMS" is defined in the recitals hereof.

      "WPS" is defined in the introductory paragraph.

Other terms defined herein have the meanings so given them.

      1.02 CONSTRUCTION. Unless the context requires otherwise: (a) the gender (or lack of gender) of all words used in this Agreement includes the masculine, feminine, and neuter; (b) references to Articles and Sections refer to Articles and Sections of this Agreement; (c) references to Exhibits refer to the Exhibits attached to this Agreement, each of which is made a part hereof for all purposes; and (d) references to money refer to legal currency of the United States of America.

                                   ARTICLE II
                    RETENTION OF WILLIAMS; SCOPE OF SERVICES

      2.01 RETENTION OF WILLIAMS. (a) GP, on its own behalf for the benefit of WEG, hereby engages Williams to perform the Services (as defined below) and to provide all employees and any facilities and equipment not otherwise provided by WEG necessary to perform the Services. Williams hereby accepts such engagement and agrees to perform the Services and to provide any facilities and equipment not otherwise provided by WEG, and to provide all employees necessary to perform the Services.

      2.02 SCOPE OF SERVICES. The "Services" shall consist of any services necessary to operate the Assets and the conduct of the business associated with the Assets, including, without limitation, those services described on Exhibit 1 hereto. The Services shall be provided as directed by the officers of GP, and the scope of the Services shall be provided consistent with the Services provided as of July 31, 2002 unless agreed otherwise by GP and Williams.

      2.03 EXCLUSION OF SERVICES. At any time, either GP or Williams may temporarily or permanently exclude any particular service from the scope of the Services upon 90 days notice to the other Party. GP may permanently exclude services from the scope of Services related to Williams Ammonia Pipeline, L.P. upon reasonable notice to Williams.

      2.04 PERFORMANCE OF SERVICES BY AFFILIATES. The Parties hereby agree that in discharging its obligations hereunder, Williams may engage any of its Affiliates to perform the Services (or any part of the Services) on its behalf and that the performance of the Services (or any part of the Services) by any such Affiliate shall be treated as if Williams performed such Services itself. Notwithstanding the foregoing, nothing contained herein shall relieve Williams of its obligations hereunder.

      2.05 REPRESENTATIONS AND WARRANTIES OF WES AND WPS. Each of WES and WPS hereby represents, warrants and covenants to WEG and to GP that the following statements shall be true and correct as of the date hereof:

      (a) Each of WES and WPS is duly incorporated, validly existing, and in good standing under the laws of the State of Delaware; each of WES and WPS is duly qualified and in good standing in the States required in order to perform the Services except where failure to be so qualified or in good standing could not reasonably be expected to have a material adverse impact on GP or WEG; and each of WES and WPS has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder;

      (b) Each of WES and WPL has duly executed and delivered this Agreement, and it constitutes the legal, valid and binding obligation of such Person, enforceable against such Person in accordance with its terms (except as may be limited by bankruptcy, insolvency or similar laws of general application and by the effect of general principles of equity, regardless of whether considered at law or in equity); and

      (c) The authorization, execution, delivery, and performance of this Agreement by each of WES and WPS does not and will not (i) conflict with, or result in a breach, default or violation of, (A) the certificate of incorporation or bylaws of such Person, (B) any contract or agreement to which such Person is a party or is otherwise subject, or (C) any law, order, judgment, decree, writ, injunction or arbitral award to which such Person is subject; or
(ii) require any consent, approval or authorization from, filing or registration with, or notice to, any governmental authority or other Person, unless such requirement has already been satisfied.

      2.06 REPRESENTATIONS AND WARRANTIES OF GP AND WEG. Each of GP and WEG hereby represents, warrants and covenants to Williams that the following statements shall be true and correct as of the date hereof:

      (a) Each of GP and WEG is duly incorporated, validly existing, and in good standing under the laws of the jurisdiction of its formation; each of GP and WEG has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder;

      (b) Each of GP and WEG has duly executed and delivered this Agreement, and it constitutes the legal, valid and binding obligation of such Person enforceable against it in accordance with its terms (except as may be limited by bankruptcy, insolvency or similar laws of general application and by the effect of general principles of equity, regardless of whether considered at law or in equity);

      (c) The authorization, execution, delivery, and performance of this Agreement by each of GP and WEG does not and will not (i) conflict with, or result in a breach, default or violation of, (A) the organizational documents of such Person, (B) any contract or agreement to which such Person is a party or is otherwise subject, or (C) any law, order, judgment, decree, writ, injunction or arbitral award to which such Person is subject; or (ii) require any consent, approval or authorization from, filing or registration with, or notice to, any governmental authority or other Person, unless such requirement has already been satisfied;

      2.07 INTELLECTUAL PROPERTY. (a) Any (i) inventions, whether patentable or not, developed or invented, or (ii) copyrightable material (and the intangible rights of copyright therein) developed, by Williams, its Affiliates or its or their employees in connection with the performance of the Services shall be the property of Williams; provided, however, that WEG shall be granted an irrevocable, royalty-free, non-exclusive and non-transferable right and license to use such inventions or material; and further provided, however, that WEG shall only be granted such a right and license to the extent such grant does not conflict with, or result in a breach, default, or violation of a right or license to use such inventions or material granted to Williams by any Person other than an Affiliate of Williams. Notwithstanding the foregoing, Williams will use all commercially reasonable efforts to grant such right and license to WEG.

      (b) WEG hereby grants to Williams and its Affiliates an irrevocable, royalty-free, non-exclusive and non-transferable right and license to use, during the term of this Agreement, any intellectual property provided by WEG to Williams, but only to the extent such use is necessary for the performance of the Services. Williams agrees that it and its Affiliates will utilize such intellectual property solely in connection with the performance of the Services.

                                  ARTICLE III
                          BOOKS, RECORDS AND REPORTING

      3.01 BOOKS AND RECORDS. Williams shall maintain accurate books and records regarding the performance of the Services and its calculation of the Reimbursement Amount, and shall maintain such books and records for the period required by applicable accounting practices or law.

      3.02 AUDITS. GP shall have the right, upon reasonable notice, and at all reasonable times during usual business hours, to audit, examine and make copies of the books and records referred to in Section 3.01. Such right may be exercised through any agent or employee of GP designated in writing by it or by an independent public accountant, engineer, attorney or other Williams so designated. GP shall bear all costs and expenses incurred in any inspection, examination or audit. Williams shall review and respond in a timely manner to any claims or inquiries made by the GP regarding matters revealed by any such inspection, examination or audit.

      3.03 REPORTS. Williams shall prepare and deliver to the GP any reports provided for in this Agreement and such other reports as the GP may request from time to time regarding the performance of the Services.

                                   ARTICLE IV
                              REIMBURSEMENT AMOUNT

      4.01 REIMBURSEMENT AMOUNT. Within 5 days after the end of each calendar month, Williams shall charge via intercompany accounts to GP the amount equal to the actual cost of all direct and indirect expenses incurred by Williams during such calendar month in connection with its performance of the Services (the "Reimbursement Amount"). Provided, however, that any portion of the Services that were considered by the Parties to be general and administrative expenses as of July 31, 2002 shall be subject to the reimbursement limitations set forth in
Article IV of the Omnibus Agreement.Payment of Reimbursement Amount. On or before the Settlement Date, GP shall pay to Williams in immediately available funds, the full Reimbursement Amount due by ACH debit.

      4.02 DISPUTED CHARGES. GP MAY, WITHIN 120 DAYS AFTER RECEIPT OF THE INTERCOMPANY ACCOUNT CHARGE FROM WILLIAMS, TAKE WRITTEN EXCEPTION TO SUCH CHARGE, ON THE GROUND THAT THE SAME WAS NOT A REASONABLE COST INCURRED BY WILLIAMS IN CONNECTION WITH THE SERVICES. GP SHALL NEVERTHELESS PAY IN FULL WHEN DUE THE FULL REIMBURSEMENT AMOUNT CHARGED TO GP BY WILLIAMS. SUCH PAYMENT SHALL NOT BE DEEMED A WAIVER OF THE RIGHT OF GP TO RECOUP ANY CONTESTED PORTION OF ANY AMOUNT SO CHARGED. HOWEVER, IF THE AMOUNT AS TO WHICH SUCH WRITTEN EXCEPTION IS TAKEN, OR ANY PART THEREOF, IS ULTIMATELY DETERMINED IN ACCORDANCE WITH ARTICLE 7 NOT TO BE A REASONABLE COST INCURRED BY WILLIAMS IN CONNECTION WITH ITS PROVIDING THE SERVICES HEREUNDER, SUCH AMOUNT OR PORTION THEREOF (AS THE CASE MAY BE) SHALL BE REFUNDED BY WILLIAMS TO GP TOGETHER WITH INTEREST THEREON AT THE DEFAULT RATE DURING THE PERIOD FROM THE DATE OF PAYMENT BY GP TO THE DATE OF REFUND BY WILLIAMS.

      4.04 SET OFF. In the event that Williams owes GP an amount under any other agreement, then any such amounts shall be aggregated and the GP and Williams shall discharge their obligations by netting those amounts against any amounts owed by GP to Williams under this Agreement. If GP or Williams owes the other party a greater aggregate amount, that party shall pay to the other party the difference between the amounts owed.

                                   ARTICLE V
                                  FORCE MAJEURE

      5.01 FORCE MAJEURE. A Party's obligation under this Agreement shall be excused when and to the extent its performance of that obligation is prevented due to Force Majeure; provided, however, that a Party shall not be excused by Force Majeure from any obligation to pay money. The Party that is prevented from performing its obligation by reason of Force Majeure shall promptly notify the other Parties of that fact and shall exercise due diligence to end its inability to perform as promptly as practicable. Notwithstanding the foregoing, a Party is not required to settle any strike, lockout or other labor dispute in which it may be involved; provided, however, that, in the event of a strike, lockout or other labor dispute affecting

Williams, Williams shall use reasonable efforts to continue to perform all obligations hereunder by utilizing its management personnel and that of its Affiliates.

                                   ARTICLE VI
                          ASSIGNMENTS AND SUBCONTRACTS

      6.01 ASSIGNMENTS. (a) Without the prior consent of Williams, neither WEG nor GP may sell, assign, transfer or convey any of its rights, or delegate any of its obligations, under this Agreement to any Person. Provided, however, GP may assign its right and delegate its obligations under this Agreement to a transferee of its General Partner Interest pursuant to Section 4.6(a)(ii)(A) of the Partnership Agreement.

      (b) Without the prior consent of GP, Williams may not sell, assign, transfer or convey of any of its rights, or delegate any of its obligations, under this Agreement to any Person, other than the delegation of performance of Services to an Affiliate of Williams as permitted by Section 2.04.

      6.02 WILLIAMS'S EMPLOYEES. The obligations under Sections 4.01 and 4.02 shall be limited to reimbursement of Williams for expenses in connection with its employees engaged in the provision of Services hereunder, and GP shall not be obligated to pay to Williams's employees directly any compensation, salaries, wages, bonuses, benefits, social security taxes, workers' compensation insurance, retirement and insurance benefits, training and other such expenses.

      6.03 OTHER REQUIREMENTS. Subject to the other provisions hereof:

      (a) All materials and workmanship used or provided in performing the Services shall be in accordance with applicable drawings, specifications, and standards.

      (b) Williams shall exercise reasonable diligence to obtain the most favorable terms or warranties available from vendors, suppliers and other third parties, and where appropriate, Williams shall assign such warranties to WEG.

      (c) In rendering the Services, Williams shall not discriminate against any employee or applicant for employment because of race, creed, color, religion, sex, national origin, age or handicap, and shall comply with all applicable provisions of Executive Order 11246 of September 24, 1965, and any successor order thereto. Subject to the above, Williams shall, to the extent practicable, engage employees who reside in or whose businesses are located in the local area or state where the Services are performed.

      (d) Williams covenants and agrees to exercise reasonable diligence to ensure that, during the term of this Agreement, it shall not employ unauthorized aliens as defined in the Immigration Reform and Control Act of 1986, or any successor law.

                                  ARTICLE VII
                               DISPUTE RESOLUTION

      7.01 DISPUTES. This Article 7 shall apply to any dispute arising under or related to this Agreement (whether arising in contract, tort or otherwise, and whether arising at law or in equity), including (a) any dispute regarding the construction, interpretation, performance, validity or enforceability of any provision of this Agreement or whether any Person is in compliance with, or breach of, any provisions of this Agreement, and (b) the applicability of this
Article 7 to a particular dispute (collectively, a "Dispute"). The provisions of this Article 7 shall be the exclusive method of resolving Disputes. For purposes of this Article , each of WES, WPS and GP, acting for itself and on behalf of WEG, shall be a "Participant".

      7.02 NEGOTIATION TO RESOLVE DISPUTES. If a Dispute arises, the Participants shall attempt to resolve such Dispute through the following procedure:

      (a) first, an executive officer of WES, an executive officer of WPS, and an executive officer of GP shall promptly meet (whether by phone or in person) in a good faith attempt to resolve the Dispute;

      (b) second, if the Dispute is still unresolved after 20 days following the commencement of the negotiations described in Section 7.02(a), then the chief executive officers of WES, WPS and GP will promptly meet (whether by phone or in person) in a good faith attempt to resolve the Dispute; and

      (c) third, if the Dispute is still unresolved after 10 days following the commencement of the negotiations described in Section 7.02(b), then any Participant may submit such Dispute to binding arbitration under this Article 7 by notifying the other Participants (an "Arbitration Notice").

      7.03 SELECTION OF ARBITRATOR. (a) Any arbitration conducted under this
Article 7 shall be heard by a sole arbitrator (the "Arbitrator") selected in accordance with this Section 7.03. Each Participant and each proposed Arbitrator shall disclose to the other Participants any business, personal or other relationship or affiliation that may exist between such Participant and such proposed Arbitrator, and any Participant may disapprove of such proposed Arbitrator on the basis of such relationship or affiliation.

      (b) The Participant that submits a Dispute to arbitration shall designate a proposed Arbitrator in its Arbitration Notice. If any other Participant objects to such proposed Arbitrator, it may, on or before the tenth day following delivery of the Arbitration Notice, notify the other Participants of such objection. The Participants shall attempt to agree upon a mutually-acceptable Arbitrator. If they are unable to do so within 20 days following delivery of the notice described in the immediately-preceding sentence, any Participant may request the AAA to designate the Arbitrator. If the Arbitrator so chosen shall die, resign or otherwise fail or becomes unable to serve as Arbitrator, a replacement Arbitrator shall be chosen in accordance with this Section 7.03.

      7.04 CONDUCT OF ARBITRATION. The Arbitrator shall expeditiously (and, if possible, within 90 days after the Arbitrator's selection) hear and decide all matters concerning the

Dispute. Except as the Participants agree otherwise, arbitration hearing shall be held in the City of Tulsa, Oklahoma. Except as the Participants agree otherwise, the arbitration shall be conducted in accordance with the then-current Commercial Arbitration Rules of the AAA (excluding rules governing the payment of arbitration, administrative or other fees or expenses to the Arbitrator or the AAA), to the extent that such rules do not conflict with the terms of this Agreement. Except as expressly provided to the contrary in this Agreement, the Arbitrator shall have the power (a) to gather such materials, information, testimony and evidence in the manner as it deems appropriate relevant to the dispute before it (and each Participant will provide such materials, information, testimony and evidence requested by the Arbitrator, except to the extent any information so requested is proprietary, subject to a third-party confidentiality restriction or to an attorney-client or other privilege) and (b) to grant injunctive relief and enforce specific performance. If it deems necessary, the Arbitrator may propose to the Participants that one or more other experts be retained to assist it in resolving the Dispute. The retention of such other experts shall require the unanimous consent of the Participants, which shall not be unreasonably withheld. Each Participant, the Arbitrator and any proposed expert shall disclose to each other any business, personal or other relationship or affiliation that may exist between such Participant (or the Arbitrator) and such proposed expert; and any Participant may disapprove of such proposed expert on the basis of such relationship or affiliation. The decision of the Arbitrator (which shall be rendered in writing) shall be final, nonappealable and binding upon the Participants and may be enforced in any court of competent jurisdiction; provided that the Participants agree that the Arbitrator and any court enforcing the award of the Arbitrator shall not have the right or authority to award punitive or exemplary damages to any Participant. The responsibility for paying the costs and expenses of the arbitration, including compensation to the Arbitrator and any experts retained by the Arbitrator, shall be allocated between the Participants in a manner determined by the Arbitrator to be fair and reasonable under the circumstances. Each Participant shall be responsible for the fees and expenses of its respective counsel, consultants and witnesses, unless the Arbitrator determines that compelling reasons exist for allocating all or a portion of such costs and expenses in another manner. Any costs or expenses incurred by a Participant(s) in enforcing any Award of the Arbitrator shall be borne by the Participant challenging the enforcement.

                                  ARTICLE VIII
                                   TERMINATION

      8.01 TERMINATION BY GP. (a) Upon the occurrence of any of the following events, GP may terminate this Agreement by giving notice of such termination to
Williams:

            (i) Williams or The Williams Companies, Inc. becomes Bankrupt;

            (ii) Williams or The Williams Companies, Inc. dissolves and commences liquidation or winding-up; or

            (iii) Change of Control of GP.

Any termination under this Section 8.01(a) shall become effective immediately upon delivery of the notice first described in this Section 8.01(a), or such later time (not to exceed the first anniversary of the delivery of such notice) as may be specified by GP.

      (b) In addition to its rights under Section 8.01(a), GP may terminate this Agreement at any time by giving notice of such termination to Williams. Any termination under this Section 8.01(b) shall become effective 90 days after delivery of such notice, or such later time (not to exceed the first anniversary of the delivery of such notice) as may be specified by GP.

      8.02 TERMINATION BY WILLIAMS. (a) Upon the occurrence of any of the following events, Williams may terminate this Agreement by giving notice of such termination to GP (with copies to the WEG):

            (i) Change of Control of GP.

Any termination under this Section 8.02(a) shall become effective immediately upon delivery of the notice first described in this Section 8.02(a).

      (b) In addition to its rights under Section 8.02(a), Williams may terminate this Agreement at any time by giving notice of such termination to GP (with copies to WEG). Any termination under this Section 8.02(b) shall become effective 90 days after delivery of such notice, or such later time (not to exceed the first anniversary of the delivery of such notice) as may be specified by either GP or Williams.

      8.03 EFFECT OF TERMINATION. If this Agreement is terminated in accordance with Section 8.01 or 8.02, all rights and obligations under this Agreement shall cease except for (a) obligations that expressly survive termination of this Agreement; (b) liabilities and obligations that have accrued prior to such termination, including the obligation to pay any amounts that have become due and payable prior to such termination, and (c) the obligation to pay any portion of the Reimbursement Amount that has accrued prior to such termination, even if such portion has not become due and payable at that time.

                                   ARTICLE IX
                               GENERAL PROVISIONS

      9.01 NOTICES. Except as expressly set forth to the contrary in this Agreement, all notices, requests or consents provided for or permitted to be given under this Agreement must be in writing and must be delivered to the recipient in person, by courier or mail or by facsimile, telegram, telex, cablegram or similar transmission; and a notice, request or consent given under this Agreement is effective on receipt by the Party to receive it; provided, however, that a facsimile or other electronic transmission that is transmitted after the normal business hours of the recipient shall be deemed effective on the next Business Day. All notices, requests and consents to be sent to Williams must be sent to or made at the address given below for Williams, or such other address as Williams may specify by notice to WEG and GP. All notices, requests and consents to be sent to WEG must be sent to GP. All notices, requests and consents (including copies thereof) to be sent to GP must be sent to or made at the address given below for GP.


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

Address for Notices:    WES:                     WPS:

                        GP:                      WEG:

                        Attn: President          Attn: President

      9.02 ENTIRE AGREEMENT; SUPERSEDING EFFECT. This Agreement constitutes the entire agreement of the Parties relating to the matters contained herein, superseding all prior contracts or agreements, whether oral or written, relating to the matters contained herein.

      9.03 EFFECT OF WAIVER OR CONSENT. Except as otherwise provided in this Agreement, a waiver or consent, express or implied, to or of any breach or default by any Party in the performance by that Party of its obligations under this Agreement is not a consent or waiver to or of any other breach or default in the performance by that Party of the same or any other obligations of that Party under this Agreement. Except as otherwise provided in this Agreement, failure on the part of a Party to complain of any act of another Party or to declare another Party in default under this Agreement, irrespective of how long that failure continues, does not constitute a waiver by that Party of its rights with respect to that default until the applicable statute-of-limitations period has run.

      9.04 AMENDMENT OR RESTATEMENT. This Agreement may be amended or restated only by a written instrument executed by each of the Parties.

      9.05 RESTRICTION ON ASSIGNMENT; BINDING EFFECT. Subject to Article 6, this Agreement is binding on and shall inure to the benefit of the Parties and their respective successors and permitted assigns.

      9.06 GOVERNING LAW; SEVERABILITY. THIS AGREEMENT IS GOVERNED BY AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF OKLAHOMA, EXCLUDING ANY CONFLICT-OF-LAWS RULE OR PRINCIPLE THAT MIGHT REFER THE CONSTRUCTION OR THE INTERPRETATION OF THIS AGREEMENT TO THE LAW OF ANOTHER JURISDICTION. If any provision of this Agreement or the application thereof to any Person or any circumstance is held invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

      9.07 FURTHER ASSURANCES. In connection with this Agreement and the transactions contemplated hereby, each Party shall execute and deliver any additional documents and instruments and perform any additional acts that may be necessary or appropriate to effectuate and perform the provisions of this Agreement and those transactions.


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

      9.08 DIRECTLY OR INDIRECTLY. Where any provision of this Agreement refers to action to be taken by any Party, or which such Party is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Party, including actions taken by or on behalf of any Affiliate of such Party.

      9.09 COUNTERPARTS. This Agreement may be executed in counterparts with the same effect as if each signing party had signed the same document. All counterparts shall be construed together and shall constitute one and the same instrument.


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

      IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first set forth above.

                                    WILLIAMS GP LLC

                                    By:
                                    Name: ______________________________________
                                    Title: _____________________________________


                                    WILLIAMS ENERGY PARTNERS L.P.

                                    By: WILLIAMS GP LLC, its general partner

                                    By:_________________________________________
                                    Name: ______________________________________
                                    Title: _____________________________________


                                    WILLIAMS ENERGY SERVICES, L.L.C.

                                    By:_________________________________________
                                    Name: ______________________________________
                                    Title: _____________________________________


                                    WILLIAMS PETROLEUM SERVICES, L.L.C.

                                    By:_________________________________________
                                    Name: ______________________________________
                                    Title: _____________________________________


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

                                    EXHIBIT 1

      The Services shall include any services necessary for the operation of the Assets and shall include, without limitation the following services for the following named entities:

1.    Williams Terminals Holdings, L.P.

      (a) facility maintenance services, including preventative maintenance activities and equipment repairs

      (b)operations services, including loading rack operations, internal product quality control, sampling, blending, general maintenance, building and grounds maintenance, and routine inspection

      (c) terminal marketing services

      (d) technical services, including engineering, safety, environmental and real estate services

      (e) professional services, including legal accounting, insurance, tax, credit, finance, government affairs, and regulatory affairs.

2.    Williams Pipe Line Company LLC

      (a) facility maintenance services, including preventative maintenance activities and equipment repairs

      (b) operations services, including loading rack operations, internal product quality control, sampling, blending, engineering, manifold operations, filter vessels, ethanol unloading, rail loadings, general maintenance, building and grounds maintenance, routine inspection, lab services, mainline maintenance, right of way patrol, right of way clearing, line depth issues, damage prevention program, emergency response, scheduling services, and pipeline control services.

      (c) terminal and pipeline marketing services

      (d) technical services, including engineering, safety, environmental and real estate services

      (e) professional services, including legal, accounting, insurance, tax, credit, finance, government affairs, and regulatory affairs.

3.    Williams Ammonia Pipeline, L.P.


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

      (a) facility maintenance services, including preventative maintenance activities and equipment repairs

      (b) operations services, including loading rack operations, internal product quality control, manifold operations, engineering, general maintenance, building and grounds maintenance, routine inspection, scheduling services, mainline maintenance, including right of way patrol, right of way clearing, line depth issues, damage prevention program, emergency response and pipeline control services

      (c) pipeline marketing services

      (d) technical services, including engineering, safety, environmental and real estate services

      (e) professional services, including legal accounting, insurance, tax, credit, finance, government affairs, and regulatory affairs.


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